                                                               Exhibit 4.11

                           ASSIGNMENT AND LICENSE AGREEMENT

         ASSIGNMENT AND LICENSE AGREEMENT, dated as of July 29, 1997 (this "Agreement") among Discovery Zone, Inc., a Delaware corporation, DZ Party, Inc., a Delaware corporation, Discovery Zone Limited, a Canadian corporation, Discovery Zone (Puerto Rico) Inc., a Puerto Rican corporation (individually and collectively, "DZ") and Discovery Zone Licensing, Inc., a Nevadian corporation ("DZIP").

                                 W I T N E S S E T H

         WHEREAS, DZ owns all right, title and interest in and to the patents and patent applications on Schedule A (the "Patents"), the trademarks, service marks and applications therefor on Schedule B (the "Marks"), the copyright registrations and applications therefor on Schedule C (the "Copyrights"), and other intellectual property, whether registered or not, including but not limited to trade dress and trade secrets used in DZ's business, and all goodwill and common-law rights symbolized by and associated with any of the foregoing (individually and collectively, the "Intellectual Property"); and

         WHEREAS, DZ desires to transfer to DZIP, and DZIP desires to acquire from DZ, all of the rights of DZ in and to the Intellectual Property in exchange for DZIP maintaining the Intellectual Property and DZIP granting to DZ a non-exclusive, perpetual, royalty-free, worldwide right and license to exploit the Intellectual Property subject to DZIP's review and control.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

    1. Assignment to DZIP. DZ hereby assigns and transfers to DZIP all right, title and interest in and to the Intellectual Property, together with all of the goodwill of the business symbolized by the Marks and the Intellectual Property, all common-law rights associated therewith, all registrations and applications for registration of the Intellectual Property, and all improvements, derivatives and other future developments of the Intellectual Property. DZIP shall promptly record this assignment of the Intellectual Property, at its expense, with the U.S. Patent and Trademark Office, the Copyright Office of the U.S. Library of Congress, and equivalent foreign offices with regard to foreign rights. DZIP shall use its reasonable best efforts to preserve the secrecy of pending U.S. patent applications, if any, by filing separate assignment agreements limited to the rights being recorded (or a suitably redacted copy of this Agreement) with any government office, in the Unites States or abroad, that will maintain a copy of such recordation document as a public record. The parties shall cooperate with each other to execute and deliver such other documents, instruments of transfer or assignment, and to do all such further acts and things as may be reasonably required to secure for DZIP, its successors and assigns, the entire right, title, and interest in and to the Intellectual Property and to enforce such rights against third parties.

    2. License to DZ. DZIP hereby grants to DZ a non-exclusive, perpetual, royalty-free, worldwide right and license to exploit the Intellectual Property, including but not limited to, the right to make, use and sell products and services covered by the Patents, the right to use the Marks, and a right to reproduce, distribute, perform, display and prepare derivatives of the Copyrights, in any and all mediums whatsoever.

    3. Ownership and Use of the Marks. DZ acknowledges that DZIP owns each of the Marks and all of the worldwide rights in and to the Marks. DZ further acknowledges that any and all goodwill arising from DZ's use of the Marks shall inure solely to the benefit of DZIP, and DZ shall not assert any claim to such goodwill. DZ shall use the Marks in a manner that is consistent with, and does not detract from, the goodwill associated with the Marks. DZ agrees to cooperate with DZIP in maintaining DZIP's control of the nature and quality of the goods and services on which and with which the Marks are used, to permit reasonable inspection of DZ's operations, and to supply DZIP with samples showing DZ's use of the Marks, all as reasonably requested by DZIP. DZIP may terminate the license granted to DZ under Paragraph 2 with respect to all or any of the Marks for any violation of this Paragraph 3 that is not cured by DZ within thirty (30) days of DZIP's written notice to DZ. Upon termination of DZ's license to any of the Marks, DZ shall promptly cease use of such terminated mark and shall return or destroy all goods bearing such terminate mark. DZ acknowledges that any failure to cease use of such terminated mark and to return or destroy all goods bearing such terminated mark shall result in irreparable harm and injury to DZIP.

    4. Prosecution and Maintenance of the Intellectual Property. DZIP shall prosecute applications for registration of the Intellectual Property and shall maintain any registrations already obtained for the Intellectual Property. DZIP shall be solely responsible for any costs thereof, including attorneys fees.

    5. Protection of the Intellectual Property. DZIP, at its expense (including attorneys fees), may protect the Intellectual Property against unauthorized uses or infringement. DZ, at its expense (including attorneys fees), may commence an action against a third party that DZ believes is infringing the Intellectual Property in the event that DZIP does not commence an action against such third party within thirty (30) days of its receipt of written notice from DZ of the allegedly infringing activities of such third party.

    6. Representations and Warranties. DZIP and DZ each represents and warrants to the other that each is an entity duly organized, validly existing and in good standing under the laws of each of their respective states of organization, with sole right, power and authority to execute, deliver and perform the respective obligations of each under this Agreement; that the execution, delivery and performance of this Agreement do not conflict with, violate or breach any agreement to which each is a party; that this Agreement has been duly executed and delivered by each and is a legal, valid and binding obligation enforceable against each by the other in accordance with its terms; and that each shall execute any papers and do such other acts, as reasonably requested by the other, to carry out this Agreement.

    7. Counterparts. This Agreement may be executed in one of more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    8. Integration. This Agreement shall be binding on each of the parties and their respective affiliates, successors, heirs and assigns, if any. This Agreement contains the entire understanding and agreement between the parties on the subject matter addressed herein.

There are no representations or warranties other than those contained in this Agreement. No waiver or modification of this Agreement shall be valid unless contained in writing signed by the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement, as of the date first written above, by their duly authorized officers.


                                       Discovery Zone, Inc.



                              /s/ Robert G. Rooney
                             -------------------------------------------
                             By:       Robert G. Rooney
                             Title:    Senior Vice President, Chief Financial
                                       and Administrative Officer

Sworn to and subscribed before me
this ____ day of July 1997.



-----------------------------------
Notary Public

         IN WITNESS WHEREOF, I have executed this Assignment and License Agreement, as of the date first written above.


                             DZ Party, Inc.


                              /s/ Robert G. Rooney
                             -----------------------------------
                             By:    Robert G. Rooney
                             Title: Vice President, Secretary & Treasurer

Sworn to and subscribed before me
this 25 day of July 1997.
                                                      CTDL 086643824
                                                             8/13/97

 /s/ Barbara Buchanan
-------------------------------
Notary Public


                                    [SEAL]

         IN WITNESS WHEREOF, I have executed this Assignment and License Agreement, as of the date first written above.


                                  Discovery Zone Limited


                                    /s/ Robert G. Rooney
                                  ---------------------------------
                                  By:       Robert G. Rooney
                                  Title:    Vice President & Secretary

Sworn to and subscribed before me
this 28th day of July 1997.

                                                      CTDL 086643824
                                                             8/13/97

/s/ Mark D. Woodward
----------------------------------
Notary Public

                                  [SEAL]

         IN WITNESS WHEREOF, I have executed this Assignment and License Agreement, as of the date first written above.


                                  Discovery Zone (Puerto Rico) Inc.


                                   /s/ Robert G. Rooney
                                  ----------------------------------
                                  By:       Robert G. Rooney
                                  Title:    Senior Vice President & CFO

Sworn to and subscribed before me
this 25 day of July 1997.

                                                      CTDL 0866438245 8/13/97

 /s/ Barbara Buchanan
----------------------------------
Notary Public

                                    [SEAL]

         IN WITNESS WHEREOF, I have executed this Assignment and License Agree-ment, as of the date first written above.


                                  Discovery Zone Licensing, Inc.


                                   /s/ Robert G. Rooney
                                  ------------------------------------
                                  By:     Robert G. Rooney
                                  Title:  Vice President & Secretary

Sworn to and subscribed before me
this 25 day of July 1997.
                                                      CTDL 086643824 8/13/97


/s/ Barbara Buchanan
--------------------------------------
Notary Public




                                       [SEAL]

                                      SCHEDULE A

                                       PATENTS

ISSUED UTILITY PATENTS

TYPE          INVENTOR            NUMBER              ISSUE DATE
----          --------            ------              ----------
US            Lang                5,021,878           June 4, 1991
US            Lang                5,142,803           September 1, 1992
US            Gleeson, et al.     5,167,595           December 1, 1992
US            Lang                5,182,557           January 26, 1993
US            Lang                5,198,893           March 30, 1993
US            Petersheim          5,205,748           April 27, 1993
US            Lang                5,289,273           February 22, 1994
US            Gutterman, et al.   5,353,822           October 11, 1994
US            Gleeson, et al.     5,372,550           December 13, 1994
US            Petersheim, et al.  5,405,304           April 11, 1995
US            Gleeson, et al.     5,425,677           June 20, 1995
US            Gutterman, et al.   5,482,565           January 9, 1996
US            Weimer, et al.      5,499,641           March 19, 1996


UTILITY PATENT APPLICATIONS

TYPE        INVENTOR            NUMBER              FILING DATE
----        --------            ------              -----------
US          Huffman, et al.     08/348,363          November 30, 1994
PCT         Weimer, et al.      WO95/19854          January 20, 1995
US          Gutterman, et al.   07/827,773          January 29, 1992
US          Petersheim, et al.  07/845,119          March 3, 1992
US          Gleeson, et al.     07/845,130          March 3, 1992
US          Gleeson, et al.     07/845,301          March 3, 1992
US          Petersheim          07/845,414          March 3, 1992
US          Gleeson, et al.     07/097,494          July 23, 1993
US          Weimer, et al.      08/184,513          January 21, 1994
US          Petersheim, et al.  08/191,431          February 3, 1994
US          Gutterman, et al.   08/316,700          September 30, 1994
US          Weimer, et al.      08/472,086          June 7, 1995
US          Weimer, et al.      08/475,314          June 7, 1995
US          Weimer, et al.      08/475,317          June 7, 1995
US          Lang                07/410,114          September 20, 1989
US          Lang                07/595,381          October 10, 1990
US          Lang                07/613,381          November 13, 1990
US          Lang                07/805,113          December 10, 1991
US          Lang                07/972,258          November 5, 1992
US          Huffmann, et al.    08/791,873          January 31, 1997
US          Huffmann, et al.    08/348,363          November 30, 1994
US          Weimer, et al.      08/472,086          June 7, 1995
US          Weimer, et al.      08/475,314          June 7, 1995

US          Weimer, et al.      08/475,317          June 7, 1995
US          Weimer, et al.      08/184,513          January 21, 1994
US          Gutterman, et al.   08/316,700          September 30, 1994


ISSUED DESIGN PATENTS

TYPE        INVENTOR            NUMBER              ISSUE DATE
----        --------            ------              ----------

US          Matsch              07/518,837          March 31, 1992
US          Matsch              07/518,841          April 21, 1992
US          Matsch              07/522,964          July 21, 1992
US          Matsch              07/518,821          August 25, 1992
US          Matsch              07/518,839          August 25, 1992
US          Matsch              07/518,840          August 25, 1992
US          Matsch              07/532,978          November 3, 1992
US          Matsch              07/533,063          November 3, 1992
US          Matsch              07/532,977          November 3, 1992
US          Gleeson             07/828,590          September 14, 1993
US          Petersheim          07/831,040          October 5, 1993
US          Warren, et al.      07/828,594          October 5, 1993
US          Gleeson             07/828,589          October 5, 1993
US          Ingold, et al.      07/830,270          October 5, 1993
US          Warren              07/830,269          October 5, 1993
US          Gleeson, et al.     07/828,595          October 12, 1993
US          Warren, et al.      07/830,268          October 19, 1993
US          Petersheim          07/830,272          November 23, 1993
US          Petersheim, et al.  07/828,587          December 7, 1993
US          Petersheim          07/834,507          January 25, 1994
US          Petersheim          07/834,506          February 15, 1994
US          Warren              07/828,588          August 23, 1994
US          Strawcutter, et al. 29/010,728          May 9, 1995
US          Weimer, et al.      29/010,196          July 25, 1995
US          Matsch              07/933,529          ABANDONED
US          Petersheim, et al.  08/191,431          ABANDONED
US          Petersheim, et al.  29/011,036          ABANDONED
US          Matsch              07/696,068          ABANDONED


DESIGN PATENT APPLICATIONS

TYPE          INVENTOR            NUMBER              FILING DATE
----          --------            ------              -----------
US          Petersheim, et al.  07/828,587          January 30, 1992
US          Warren              07/828,588          January 30, 1992
US          Gleeson             07/828,589          January 30, 1992
US          Gleeson             07/828,590          January 30, 1992
US          Warren, et al.      07/828,594          January 30, 1992
US          Gleeson et al.      07/828,595          January 30, 1992
US          Warren, et al.      07/830,268          February 4, 1992

US          Warren              07/830,269          February 4, 1992
US          Ingold, et al.      07/830,270          February 4, 1992
US          Petersheim          07/830,272          February 4, 1992
US          Petersheim          07/831,040          February 4, 1992
US          Petersheim          07/834,506          February 15, 1994
US          Petersheim          07/834,507          January 25, 1994
US          Weimer, et al.      29/010,196          June 29, 1993
US          Strawcutter, et al. 29/010,728          July 15, 1993
US          Petersheim, et al.  29/011,036          July 23, 1993
US          Matsch              07/518,821          May 4, 1990
US          Matsch              07/518,839          May 4, 1990
US          Matsch              07/518,841          May 4, 1990
US          Matsch              07/522,964          May 15, 1990
US          Matsch              07/533,063          June 4, 1990
US          Matsch              07/532,977          June 4, 1990
US          Matsch              07/532,978
US          Matsch              07/698,068          May 10, 1991
US          Matsch              07/933,529          August 24, 1992
US          Matsch              07/518,837          May 4, 1990

                                      SCHEDULE B

                                      TRADEMARKS

TRADEMARK REGISTRATIONS

COUNTRY            MARK                     NUMBER         CLASS
-------            ----                     ------         -----
Australia          DISCOVERY ZONE           553185         41
Australia          Discovery Zone Logo      553186         41
Bahrain            DISCOVERY ZONE           1043           41
Benelux            DISCOVERY ZONE           496168         41
Benelux            Discovery Zone Logo      496167         41
Brazil             DISCOVERY ZONE           816689598      41
Canada             DISCOVERY ZONE           404011         41
Canada             Discovery Zone Logo      404010         41
Egypt              DISCOVERY ZONE           82901          41
France             DISCOVERY ZONE           1656501        41
France             Discovery Zone Logo      1656500        41
Germany            DISCOVERY ZONE           2073100        41
Germany            Discovery Zone Logo      2073101        41
Hong Kong          DISCOVERY ZONE           B01128/1995    41
Hong Kong          Discovery Zone Logo      B01129/1995    41
Hong Kong          DISCOVERY ZONE           00259/1993     25
Hong Kong          Discovery Zone Logo      B2686/1994     25
Israel             DISCOVERY ZONE           T/83162        41
Italy              DISCOVERY ZONE           619190         41
Italy              Discovery Zone Logo      619191         41
Japan              DISCOVERY ZONE           2683485        17
Korea (South)      Discovery Zone Logo      17512          112
Korea (South)      DISCOVERY ZONE           17513          112
Mexico             DISCOVERY ZONE           424255         41
Mexico             DISCOVERY ZONE           422050         41
Puerto Rico        DISCOVERY ZONE           345            41
Saudi Arabia       DISCOVERY ZONE           274/96         41
Saudi Arabia       Discovery Zone Logo      382/19         41
Spain              DISCOVERY ZONE           1 630 864/6    41
Spain              Discovery Zone Logo      1 630 865/4    41
Switzerland        DISCOVERY ZONE           431944         41
Taiwan             DISCOVERY ZONE           81928          41
Taiwan             Discovery Zone Logo      81934          41
United Kingdom     DISCOVERY ZONE           1461058        41
United Kingdom     Discovery Zone Logo      1461054        41
United States      Discovery Zone Logo      1,619,865      16
United States      DISCOVERY ZONE           1,619,867      16
United States      Discovery Zone Logo      1,620,069      25
United States      DISCOVERY ZONE           1,620,087      25
United States      Discovery Zone Logo      1,620,486      41
United States      DISCOVERY ZONE           1,620,487      41

United States      Discovery Zone Logo      1,639,186      28
United States      DISCOVERY ZONE           1,639,187      28
United States      FUNBELIEVABLE FITNESS    1,708,767      41
United States      FUNBELIEVABLE            1,808,035      41
United States      Robot Design             1,816,211      41
United States      Z-BOP                    1,827,776      41
United States      WHERE KIDZ WANNA BE!     1,835,777      41
United States      DZ                       1,847,478      41
United States      DZ                       1,850,362      25
United States      WEEBODIES                1,871,651      41
United States      DZ DINER                 1,871,739      42
United States      PHONE THE ZONE           1,949,543      41
United States      KIDZ WATCH               1,953,607      41
United States      CHICKEN DINOBITES        1,958,271      29
United States      DISCOVERY ZONE ...       1,976,126      41
United States      STARTER ZONE             1,991,068      41
United States      SKILL ZONE               1,991,069      41
United States      TAKE ME HOME ZONE        1,992,959      41
United States      MINI ZONE                1,992,960      41
United States      FUNSITTERS               2,000,077      42
United States      ZONE BRAIN               2,011,598      41
United States      IMAGINACTION             2,012,590      41
United Staes       MEGA ZONE                2,020,317      41
United States      THE FREEDOM YOU ...      2,025,727      42


APPLICATIONS FOR TRADEMARK REGISTRATION

COUNTRY                 MARK                     NUMBER         CLASS
-------                 ----                     ------         -----
China                   DISCOVERY ZONE           950301         41
Indonesia               DISCOVERY ZONE           21135          41
Japan                   Discovery Zone Logo      133794/1995    17
Korea (South)           DISCOVERY ZONE           4850/95        112
Qatar                   DISCOVERY ZONE           9649           41
Ras-al-Khaimah          DISCOVERY ZONE           8614           41
Switzerland             Discovery Zone Logo      9515/95        41
United Arab Emirates    DISCOVERY ZONE           9634           41
United Arab Emirates    Discovery Zone Logo      18716          41
United States           DISCOVERY ZONE           74/711695      14
United States           Discovery Zone Logo      74/712805      14
United States           DISCOVERY ZONE           74/720947      16
United States           SHIPWRECKED              75/001665      41
United States           TEKNO ZONE               75/027218      25
United States           TEKNO ZONE               75/027782      41
United States           TEKNO ZONE               75/031321      28
United States           NITE ZONE                75/044823      14
United States           NITE ZONE                75/045154      25
United States           NITE ZONE                75/045155      41

United States           NITE ZONE                75/045156      16
United States           DZ                       75/067142      28

                                      SCHEDULE C

                                      COPYRIGHTS

COPYRIGHT REGISTRATIONS

COUNTRY  TITLE                         NUMBER         DATE
-------  -----                         ------         ----
US       We Make Happy...              TX3277072      March 9, 1992
US       Horizone                      TX3334160      March 14, 1992
US       Hiring/Recruiting Manual      TX3306504      April 29, 1992
US       1991 Kids                     PA564669       March 9, 1992
US       Discover an Investment ...    TX3285922      March 9, 1992
US       Let Your Kids Bounce ...      TX3299596      March 9, 1992
US       At Discovery Zone, Every ...  TX3299592      March 9, 1992
US       The Place For Kids ...        TX3299598      March 9, 1992
US       Let Your Kids ...             TX3299593      March 9, 1992
US       Bring Your Kids ...           TX3299594      March 9, 1992
US       Discovery Zone                TX3299599      March 9, 1992
US       Fitness Fun ...               TX3299597      March 9, 1992
US       Tell Your Kids ...            TX3299591      March 9, 1992
US       Welcome to Discovery ...      TX3276556      March 9, 1992
US       The Perfect Destination ...   TX3277110      March 9, 1992
US       Discovery How Fit ...         TX3299595      March 9, 1992
US       Discovery Zone ...            TX3153744      July 11, 1991


APPLICATIONS FOR COPYRIGHT REGISTRATION

COUNTRY  TITLE
-------  -----
US       Z-Bop - robot character
US       Employee Handbook